UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2026 (October 8, 2026)

Gray Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-13796	58-0285030
(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2026, Gray Media, Inc. (the “Company”), entered into a seventh amendment (the “Seventh Amendment”) to its Fifth Amended and Restated Credit Agreement, dated as of December 1, 2021 (as amended, including by the Seventh Amendment, the “Senior Credit Facility”), by and among the Company, the guarantors party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other agents and lenders party thereto. All capitalized terms set forth but not defined herein have the meanings as ascribed to them in the Senior Credit Facility.

The Seventh Amendment, among other things, provides for (i) a new $600 million tranche G term loan (the “Term Loan G”) that matures on July 15, 2030, subject to a springing earlier maturity date to 91 days inside the maturity date of the Term D Loan if more than $200 million principal amount of the Term D Loan remains outstanding on such date and 91 days inside the maturity date of the 2029 1L Notes if more than $200 million principal amount of the 2029 1L Notes remains outstanding on such date, and (ii) a reduction of the Company’s existing $750 million of revolving credit facility commitments to $680 million and the extension of the revolving credit facility maturity date from December 1, 2028 to July 15, 2030, subject to a springing earlier maturity date to 91 days inside the maturity date of the Term D Loan if more than $200 million principal amount of the Term D Loan remains outstanding on such date, 91 days inside the maturity date of the Term Loan G if more than $200 million principal amount of the Term Loan G remains outstanding on such date and 91 days inside the maturity date of the 2029 1L Notes if more than $200 million principal amount of the 2029 1L Notes remains outstanding on such date (the “Revolving Credit Facility”). Proceeds from the Term Loan G were used to repay a portion of the Company’s existing Term D Loan maturing on December 1, 2028, leaving $150 million aggregate principal amount outstanding of the Term D Loan, and to pay related fees and expenses.

The Term Loan G bears interest, at the option of the Company, at either Term SOFR plus an applicable margin or the Base Rate plus an applicable margin. “Base Rate” is defined as the greatest of (i) the administrative agent’s prime rate, (ii) the overnight federal funds rate plus 0.50% and (iii) Term SOFR for a one-month tenor in effect on such day plus 1.00%. The Company’s applicable margin with respect to the Term Loan G is 3.50% with respect to Term SOFR Loans and 2.50% for Base Rate Loans. Additionally, the Senior Credit Facility requires the Company to make quarterly principal reductions of the Term Loan G in the amount that is 0.25% of the initial aggregate principal amount of the Term Loan G.

The Revolving Credit Facility will continue to bear interest, at the option of the Company, based on Term SOFR plus an applicable margin ranging from 1.75%–2.75% or the Base Rate plus an applicable margin ranging from 0.75%–1.75%, in each case based on the Company’s consolidated first lien net leverage ratio. The Company will continue to be required to pay a commitment fee on the average daily unused portion of the Revolving Credit Facility, which rate ranges from 0.250% to 0.400% per annum, based on the Company’s consolidated first lien net leverage ratio.

The Company’s obligations under the Senior Credit Facility continue to be secured by substantially all of the assets of the Company and certain of its wholly-owned domestic subsidiaries (other than its unrestricted subsidiaries and securitization subsidiaries), excluding real estate. In addition, certain of the Company’s wholly-owned domestic subsidiaries (other than its unrestricted subsidiaries and securitization subsidiaries) are joint and several guarantors of those obligations and the Company’s ownership interests in those subsidiaries are pledged to collateralize its obligations under the Senior Credit Facility. The Senior Credit Facility contains affirmative and negative covenants that the Company must comply with, including restrictions on liens, indebtedness, investments, fundamental changes, dispositions, prepayments, etc. of indebtedness and amendments, use of proceeds, transactions with affiliates, restricted payments, changes in nature of business, burdensome agreements, holding companies and sanctions.  The Senior Credit Facility also contains a financial covenant that requires maintenance of a consolidated first lien net leverage ratio not to exceed certain maximum limits in the event revolving loans are outstanding under the Revolving Credit Facility or more than $50.0 million of undrawn letters of credit are outstanding that have not been cash collateralized as of the last day of the applicable fiscal quarter.

Wells Fargo and certain of the other agents, lenders and/or purchasers under the Senior Credit Facility or their respective affiliates, have had in the past, have currently, and/or may have in the future, various relationships with the Company involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These parties, or their respective affiliates, have received, and may in the future receive, customary principal and interest payments, fees and expenses for these services.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Seventh Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 8.01 Other Events.

On October 8, 2026, the Company issued a press release (the “Press Release”) announcing the closing of the Seventh Amendment. A copy of the Press Release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1
Seventh Amendment to Credit Agreement, dated as of October 8, 2026, among Gray Media, Inc., the Revolving Credit Lenders and Issuing Banks party thereto, the Guarantors party thereto, and Wells Fargo Bank, National Association, as administrative agent, Issuing Bank and Swing Line Lender.

99.1	Press release issued by Gray Media, Inc., on October 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Media, Inc.

October 9, 2026	By:	/s/ Jeffrey R. Gignac
		Name:	Jeffrey R. Gignac
		Title:	Executive Vice President and Chief Financial Officer